Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2007, accompanying the consolidated financial statements of Advanced Technology Systems, Inc. for the year ended October 31, 2006 included in the ATS Corporation Annual Report filed on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of ATS Corporation on Form S-3 (File No. 333-124638).

/s/ Grant Thornton LLP
McLean, Virginia
May 11, 2007